EXHIBIT 99.1

Contacts:	W. Randall Pittman, Emageon 205.980.7551	Susan Noonan, The SAN Group, LLC 212.966.3650
Emageon Reports Fourth Quarter And 2006 Financial Results
Company Reports Record Revenue and Net Income in Fourth Quarter
BIRMINGHAM, AL — (February 22, 2007) — Emageon Inc. (NASDAQ:EMAG) today reported financial results for its fourth quarter and year ended December 31, 2006.
Revenue for the fourth quarter ended December 31, 2006 was a record $33.5 million, a 36% increase over fourth quarter 2005 revenue of $24.5 million. The Company earned net income of $2.1 million, or $0.09 per diluted share, in the fourth quarter of 2006, compared to a net loss of $3.9 million, or $0.19 per share, in fourth quarter 2005. For the year ended December 31, 2006, revenue was $123.5 million, an increase of 65% over revenue of $75.1 million for the year ended December 31, 2005. The Company’s net loss for the year ended December 31, 2006 was $6.1 million, or $0.29 per share, compared to a net loss of $5.0 million, or $0.28 per share, for the year ended December 31, 2005.
Excluding costs incurred in 2005 and 2006 related to the integration into the Company of Camtronics Medical Systems, Ltd. (“Camtronics”), which was acquired by Emageon in November 2005, the Company earned $3.1 million, or $0.14 per diluted share, in the fourth quarter of 2006 compared to a net loss of $3.7 million, or $0.18 per share, in the fourth quarter of 2005, and for the full year 2006 improved to a net loss of $0.7 million, or $0.03 per share from a loss of $4.8 million, or $0.26 per share, for the full year 2005 excluding those same expenses. The Company believes it should have no further charges to earnings related to the acquisition of Camtronics.
The Company’s cash earnings (earnings excluding non-cash expenses for depreciation, amortization, and stock-based compensation) were $6.1 million, or $0.28 per diluted share, in the fourth quarter of 2006 compared to a loss of $0.7 million, or $0.03 per share, in the fourth quarter of 2005, and were $9.3 million, or $0.43 per diluted share, for the full year 2006 compared to $3.9 million, or $0.20 per diluted share, for the full year 2005.
Non-GAAP Financial Measures. The Company’s financial results are reported in accordance with generally accepted accounting principles (“GAAP”). However, measures of the Company’s earnings excluding acquisition-related integration costs, and excluding non-cash expenses for depreciation, amortization, and stock-based compensation, are not determined in accordance with GAAP. A reconciliation of GAAP earnings to earnings exclusive of these costs and expenses is included below. Management believes that these non-GAAP financial measures, when viewed in addition to the Company’s reported GAAP results, provide additional meaningful measures of operating performance and enhance the consistency and comparability of reported financial results, enabling investors to more thoroughly evaluate current performance in comparison with past performance. This information will necessarily differ from comparable information that may be provided by other companies and should not be considered in isolation or as an alternative to the Company’s operating and other financial information determined under GAAP.
Cash and marketable securities at December 31, 2006 totaled $23.0 million, compared to $13.8 million at September 30, 2006 and $20.5 million at December 31, 2005. Net cash generated by operations for the quarter and year ended December 31, 2006 was $9.9 million and $7.1 million, respectively.
Contracted backlog at December 31, 2006 was $158.4 million. Contracted backlog represents the aggregate total of fees for contracted future installations and support of existing installations.
“Our revenue, earnings, and cash flow were all at record levels for the fourth quarter, providing a strong finish to 2006,” said Chuck Jett, Chairman, Chief Executive Officer, and President of Emageon. “We are obviously pleased to report these excellent financial results, and we look forward to continued growth in 2007.”
Conference Call. Emageon will host a conference call for investors on February 22, 2007, at 10:00 A.M. EST to discuss its financial results for the fourth quarter and year. The call will be webcast by Thomson/CCBN and can be accessed at Emageon’s web site at www.emageon.com. The dial-in telephone number for the call is 800-573-4840 (internationally, at 617-224-4326), passcode 48112765. Replay is available from 12:00 P.M. EST, February 22, 2007, until 11:59 P.M. EST, March 3, 2007, at 888-286-8010 (internationally, at 617-801-6888), passcode 41046046.
The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).
Forward Looking Statements. This press release contains forward-looking statements about Emageon that represent the Company’s current views with respect to, among other things, future events and financial performance. Any forward-looking statements contained in this press release are based on Emageon’s historical performance and on current plans, beliefs and expectations. Actual results may differ materially from those expressed or implied by such forward-looking statements as a result of various risks, uncertainties and other factors beyond its control. These risks, uncertainties and other factors include, among others, the risk that it may not compete successfully against larger competitors, risks associated with its history of operating losses, the risk that it may not manage its growth effectively, the risk that acquisitions could result in integration difficulties, dilution or other adverse financial consequences, risks associated with its reliance on continuing relationships with large customers, the risk of significant product errors or product failures, the risk of its reliance on reseller arrangements for important components of its solution, the risk that it may not respond effectively to changes in its industry, the risk of its customers’ reliance on third party reimbursements, and the risk of the potential impact on its business of FDA regulations and other applicable health care regulations. Additional information concerning these and other factors that could affect Emageon’s financial and operating results may be found under the heading “Risk Factors” and elsewhere in the Company’s Form 10-K for the year ended December 31, 2005, which was filed with the Securities and Exchange Commission on March 31, 2006. Emageon undertakes no obligation to update these forward-looking statements or other information provided in this press release except as may be required by law.
About Emageon
Emageon provides enterprise medical information technology systems for hospitals and healthcare networks. Its Enterprise Visual Medical System™ (EVMS) is a family of multi-specialty, advanced visualization and infrastructure tools for the clinical analysis and management of all digital medical images, reports and associated clinical content. Emageon’s standards-based solutions are designed to help customers enhance patient care, automate imaging workflow, lower costs, improve productivity and provide better service to physicians. For more information, please visit www.emageon.com.

Unaudited Statements of Operations
In Thousands, Except Per Share Amounts

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenue:
System sales	$21,100	$15,430	$75,724	$50,041
Support services	12,377	9,118	47,781	25,023

Total revenue	33,477	24,548	123,505	75,064

Cost of revenue:
System sales	9,399	10,534	43,372	28,316
Support services	5,392	5,123	24,331	15,921

Total cost of revenue	14,791	15,657	67,703	44,237

Gross profit	18,686	8,891	55,802	30,827

Operating expenses:
Research and development	4,605	3,697	17,368	11,652
Sales and marketing	5,433	4,384	18,459	12,238
General and administrative	4,344	3,650	17,028	10,945
Amortization of intangible assets related to Camtronics acquisition	885	993	3,540	993
Integration costs related to Camtronics acquisition	1,026	244	5,369	244
Loss on disposal of property and equipment	453	—	437	—

Total operating expenses	16,746	12,968	62,201	36,072

Operating income (loss)	1,940	(4,077)	(6,399)	(5,245)

Other income (expense):
Interest income	182	290	655	1,497
Interest expense	(70)	(125)	(327)	(1,249)

Net income (loss)	$2,052	$(3,912)	$(6,071)	$(4,997)

Net income (loss) per share, basic	$0.10	$(0.19)	$(0.29)	$(0.28)
Net income (loss) per share, diluted	$0.09	$(0.19)	$(0.29)	$(0.28)
Basic weighted average shares outstanding	21,197	20,301	20,919	17,975
Diluted weighted average shares outstanding	21,689	20,301	20,919	17,975

Summary Consolidated Balance Sheets
In Thousands

	(Unaudited)
	December 31,	December 31,
	2006	2005
ASSETS:
Current assets:
Cash and cash equivalents	$22,975	$15,520
Marketable securities	—	4,951
Trade accounts receivable, net	27,502	29,261
Inventories	8,938	8,031
Prepaid expenses and other current assets	4,467	3,052

Total current assets	63,882	60,815
Property and equipment, net	18,257	21,433
Other noncurrent assets	1,808	1,419
Intangible assets, net	30,090	34,277

Total Assets	$114,037	$117,944

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued expenses	$16,722	$21,278
Deferred revenue	24,749	26,057
Current portion of long-term debt and capital lease obligations	953	2,763

Total current liabilities	42,424	50,098
Long-term deferred revenue	5,851	3,221
Other long-term liabilities	686	—
Long-term debt and capital lease obligations	8	986

Total liabilities	48,969	54,305
Stockholders’ equity	65,068	63,639

Total Liabilities and Stockholders’ Equity	$114,037	$117,944

Reconciliations of Non-GAAP Measures of Earnings
In Thousands
(Unaudited)
The following table presents 1) the Company’s earnings excluding expenses related to the integration of Camtronics Medical Systems, Ltd. into the Company’s operations and 2) the Company’s earnings excluding the non-cash expenses described in the table. Neither of these presentations of earnings represent earnings determined in accordance with generally accepted accounting principles (“GAAP”).
The table presents the adjustments made to actual net income or loss determined under GAAP to derive earnings excluding the expenses described above for the periods presented.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Earnings excluding integration expenses:
Net income (loss), as reported	$2,052	$(3,912)	$(6,071)	$(4,997)

Add integration costs related to Camtronics acquisition	1,026	244	5,369	244

Net income (loss) excluding integration expenses	$3,078	$(3,668)	$(702)	$(4,753)

Net income (loss) per share excluding integration expenses, basic	$0.15	$(0.18)	$(0.03)	$(0.26)

Net income (loss) per share excluding integration expenses, diluted	$0.14	$(0.18)	$(0.03)	$(0.26)

Earnings excluding non-cash expenses:
Net income (loss) as reported	$2,052	$(3,912)	$(6,071)	$(4,997)

Add:
Depreciation	1,628	1,598	6,948	5,668
Amortization	1,292	1,320	4,969	2,029
Stock-based compensation	1,082	298	3,430	1,171

Net income (loss) excluding non-cash expenses	$6,054	$(696)	$9,276	$3,871

Net income (loss) per share excluding non-cash expenses, basic	$0.29	$(0.03)	$0.44	$0.22

Net income (loss) per share excluding non-cash expenses, diluted	$0.28	$(0.03)	$0.43	$0.20